Exhibit 99.1

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS INDICATED BELOW

TABLE OF CONTENTS
Page

Consolidated Financial Statements Explanatory Note	1

Report of Independent Registered Public Accounting Firm	2

Consolidated Statements of Net Assets in Liquidation at December 31, 2017 and 2016 (Liquidation Basis)	3

Consolidated Statements of Changes in Net Assets in Liquidation for the Year Ended December 31, 2017 and the Nine Months ended December 31, 2016 (Liquidation Basis)	4

Consolidated Statements of Cash Flows for the Year Ended December 31, 2017 and Nine Months Ended December 31, 2016	5

Notes to Consolidated Financial Statements	6

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS EXPLANATORY NOTE

AT THE ANNUAL MEETING OF STOCKHOLDERS OF SWISHER HYGIENE INC., HELD ON OCTOBER 15, 2015, STOCKHOLDERS APPROVED (i) THE SALE OF SWISHER HYGIENE INC.’S REMAINING OPERATING BUSINESS, AND (ii) A PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION (THE “PLAN OF DISSOLUTION”). ON NOVEMBER 2, 2015, THE SALE OF THE REMAINING OPERATING BUSINESS WAS COMPLETED AND ON APRIL 8, 2016, THE BOARD OF DIRECTORS OF SWISHER HYGIENE INC. UNANIMOUSLY APPROVED FILING THE CERTIFICATE OF DISSOLUTION ON MAY 27, 2016.

ON MAY 27, 2016, SWISHER HYGIENE INC. FILED ITS CERTIFICATE OF DISSOLUTION WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE PURSUANT TO THE PLAN OF DISSOLUTION. THE EFFECTIVE TIME OF THE CERTIFICATE OF DISSOLUTION WAS 6:00 PM EDT ON MAY 27, 2016 (THE “EFFECTIVE TIME”). AT THE EFFECTIVE TIME, SWISHER HYGIENE INC.’S TRANSFER BOOKS WERE CLOSED, AND AFTER THE EFFECTIVE TIME, SWISHER HYGIENE INC. WILL NOT RECORD ANY FURTHER TRANSFERS OF ITS COMMON STOCK, EXCEPT PURSUANT TO THE PROVISIONS OF A DECEASED STOCKHOLDER'S WILL, INTESTATE SUCCESSION OR OPERATION OF LAW AND SWISHER HYGIENE INC. WILL NOT ISSUE ANY NEW STOCK CERTIFICATES, OTHER THAN REPLACEMENT CERTIFICATES. ALSO, AT THE EFFECTIVE TIME, SWISHER HYGIENE INC.’S COMMON STOCK CEASED TRADING ON OTCQB.

EFFECTIVE APRIL 1, 2016, SWISHER HYGIENE INC. ADOPTED AND PROSPECTIVELY APPLIED ACCOUNTING STANDARDS UPDATE 2013-07, “LIQUIDATION BASIS OF ACCOUNTING,” WHICH REQUIRES THAT MANAGEMENT (i) MAKE ESTIMATES OF NET CASH FLOWS DURING THE PERIOD FROM THE DATE OF ADOPTION THROUGH THE DATE THAT FINAL SHAREHOLDER DISTRIBUTIONS ARE MADE (THE “LIQUIDATION PERIOD”), AND (ii) RECOGNIZE SUCH NET CASH FLOW ESTIMATES IN ITS POST-ADOPTION FINANCIAL STATEMENTS.

SEE THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS CURRENT REPORT FOR A MORE COMPLETE DISCUSSION OF SWISHER HYGIENE INC.’S PLAN OF DISSOLUTION AND ITS ADOPTION OF THE LIQUIDATION BASIS OF ACCOUNTING.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors
Swisher Hygiene Inc.
Fort Lauderdale, Florida:

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of net assets in liquidation (liquidation basis) of Swisher Hygiene Inc. (the "Company"), as of December 31, 2017 and 2016 and the related consolidated statements of changes in net assets in liquidation (liquidation basis) and cash flows for the year ended December 31, 2017 and the nine months ended December 31, 2016 and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the net assets in liquidation (liquidation basis) of the Company at December 31, 2017 and 2016, and the changes in net assets in liquidation (liquidation basis) for the year ended December 31, 2017 and the nine months ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, the Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, on April 8, 2016 the board of directors of the Company approved filing a Certificate of Dissolution on May 27, 2016 and the Company determined liquidation is imminent. As a result, the Company changed its basis of accounting on April 1, 2016 from the going concern basis to a liquidation basis. Our opinion is not modified as a result of the Company adopting the liquidation basis of accounting.

HACKER, JOHNSON & SMITH PA
We have served as the Company's auditor since 2016.
Fort Lauderdale, Florida
April 27, 2018

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET ASSETS
IN LIQUIDATION AT DECEMBER 31, 2017 AND 2016 (LIQUIDATION BASIS)
(In thousands)

	At December 31,
	2017	2016
Assets:	(Liquidation Basis)	(Liquidation Basis)
Cash and cash equivalents	$595	$602
Restricted time deposits	139	319
Investments held to maturity (Fair value of $20,287 and $21,267)	20,207	21,057
Interest income receivable	100	84
Accrued estimated future interest income during liquidation	584	833
Other assets	195	82
Total assets	$21,820	$22,977

Liabilities
Accounts payable	148	153
Accrued expense and other liabilities	1,951	2,030
Liability for estimated future costs during liquidation	2,691	2,526
Total liabilities	$4,790	$4,709

Net assets in liquidation	$17,030	$18,268

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
IN LIQUIDATION FOR THE YEAR ENDED DECEMBER 31, 2017 AND THE NINE MONTHS
ENDED DECEMBER 31, 2016 (LIQUIDATION BASIS)
(In thousands)

	Year Ended	Nine Months Ended
	December 31, 2017	December 31, 2016
	(Liquidation Basis)	(Liquidation Basis)
Net assets in liquidation beginning of period	$18,268	$18,006
Changes in net assets in liquidation
Change in cash and cash equivalents	(7)	(24,697)
Change in restricted cash	(180)	1
Change in investments	(850)	21,057
Change in interest income receivable	16	84
Change in accrued estimated future interest income during liquidation	(249)	344
Change in accounts receivable	-	(158)
Change in other assets	113	(199)
Change in accounts payable	5	705
Change in accrued expense and other liabilities	79	1,948
Change in liability for estimated future costs during liquidation	(165)	1,177
Net (decrease) increase in net assets in liquidation	$(1,238)	$262
Net assets in liquidation, end of period	$17,030	$18,268

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND THE
NINE MONTHS ENDED DECEMBER 31, 2016
(In thousands)

	Year Ended	Nine Months Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Interest income received	$470	$97
General and administrative expense payments	(1,380)	(2,132)
Pension plan distribution payments	(95)	(1,253)
Net cash used in operating activities	(1,005)	(3,288)

Cash flows from investing activities:
Investments in held-to-maturity securities	(3,033)	(23,909)
Investments in restricted time deposits	(326)	-
Proceeds from maturity of held-to-maturity securities	3,850	2,500
Proceeds from maturity of restricted time deposits	507	-
Net cash provided by (used in) investing activities	998	(21,409)

Net decrease in cash and cash equivalents	(7)	(24,697)
Cash and cash equivalents at beginning of period	$602	$25,299
Cash and cash equivalents at end of period	$595	$602

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016 AND FOR THE YEAR ENDED DECEMBER 31, 2017
AND THE NINE MONTHS ENDED DECEMBER 31, 2016

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Description of Business Operations

Swisher Hygiene Inc. and its wholly-owned subsidiaries provided essential hygiene and sanitizing solutions that included cleaning and sanitizing chemicals, restroom hygiene programs and a full range of related products and services. We sold consumable products such as detergents, cleaning chemicals, soap, paper, water filters and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products as well as additional services such as the cleaning of facilities. We served customers in a wide range of end-markets, with a particular emphasis on the food service, hospitality, retail and healthcare industries.

At the annual meeting of stockholders of Swisher Hygiene Inc., held on October 15, 2015, stockholders approved (i) the sale of Swisher Hygiene Inc.’s last remaining operating business (the “Sale Transaction”), and (ii) a plan of complete liquidation and dissolution (the “Plan of Dissolution”). On November 2, 2015, the sale of the remaining operating business was completed and immediately thereafter Swisher Hygiene Inc. became a shell company (as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended) with no remaining operating assets and no revenue producing business or operations. The Consolidated Financial Statements included herein include the consolidated accounts of Swisher Hygiene Inc. (parent company) and Integrated Brands, Inc., its wholly-owned subsidiary, (see Note 7, “Commitments and Contingencies”). References to “the Company”, “we”, “us”, and “our” herein means Swisher Hygiene Inc. and Integrated Brands, Inc., its consolidated subsidiary.

Plan of Distribution

On April 8, 2016, the board of directors of Swisher Hygiene Inc. unanimously approved the filing of a Certificate of Dissolution (the “Certificate”) that was subsequently filed on Friday, May 27, 2016 (the “Final Record Date”) with the Secretary of State of the State of Delaware. The filing of the Certificate was made pursuant to a Plan of Dissolution approved by stockholders at the Company’s annual meeting held on October 15, 2015.

The Company previously notified OTCQB that the Certificate would be filed on the Final Record Date. As a result of the filing of the Certificate, as of 6:00 pm Eastern Time on the Final Record Date, the Company’s shares ceased to be traded on OTCQB. Also, after the Final Record Date, the Company’s stock transfer books were closed and the Company will not record any further transfers of its common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or operation of law and the Company will not issue any new stock certificates other than replacement certificates.

Pursuant to the Plan of Dissolution, and under Delaware law, the dissolution of the Company was effective as of 6:00 pm Eastern Time on the Final Record Date. Under Delaware law, the dissolved corporation is continued for three (3) years from the date on which the Certificate of Dissolution was filed with the Secretary of State of the State of Delaware, unless extended by direction of the Court of Chancery, to enable the Company’s directors to wind up the affairs of the Corporation, including the discharge of the Company’s liabilities and to distribute to the stockholders any remaining assets. No assurances can be made as to if or when any such distribution will be made, or the amount of any such distribution, if one is made. Any distribution, however, would be made to the Company’s stockholders of record as of the Final Record Date.

Relief from Certain SEC Reporting Obligations

The Securities and Exchange Commission (“SEC”) granted the Company’s request for no-action relief from filing future periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 beginning with its quarterly report on Form 10-Q for the quarter ended June 30, 2016 (as reported in the Company’s Current Report on Form 8-K filed on August 12, 2016). In accordance with the terms of the no-action relief, the Company will disclose material developments relating to its (i) liquidation, including the amounts of any liquidation distributions, payments and expenses, (ii) dissolution, (iii) financial condition, and (iv) other material developments including material developments relating to the Paul Berger v Swisher Hygiene Inc., et al. litigation and Honeycrest Holdings, Ltd. v Integrated Brands, Inc. litigation (both of which are discussed in Note 7, infra) on Current Reports on Form 8-K. Additionally, the Company will file a final Current Report on Form 8-K and a Form 15 to deregister its common stock when the dissolution is complete.

The Company elected to provide the Financial Statements that would have otherwise been required to be filed in Part I, Item 1. of its June 30, 2016 Form 10-Q in a Current Report on Form 8-K filed with the SEC on August 19, 2016. Such Financial Statements included the Company’s initial implementation of (Accounting Standards Update No. 2013-07), “Liquidation Basis of Accounting,” (“ASU 2013-07”) which was adopted by the Company effective April 1, 2016.

Basis of Presentation

These Consolidated Financial Statements include the financial statements required under the liquidation basis of accounting: a Statement of Net Assets in Liquidation and a Statement of Changes in Net Assets in Liquidation. Additionally, we have also presented a Statement of Cash Flows, as we believe its inclusion provides additional useful financial information relevant to the Company’s liquidation period financial activities.

The Company has prepared the accompanying consolidated financial statements discussed above on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Intercompany balances and transactions have been eliminated in consolidation. Financial statement and tabular information, other than share or per share data, is presented in thousands of dollars. The Company’s fiscal year begins on January 1 and ends on December 31.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of net assets in liquidation and changes in net assets in liquidation and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates. Material estimates that are particularly susceptible of significant change during the liquidation period relate to liability for estimated future litigation costs during liquidation.

Significant Accounting Policies

Liquidation Basis of Accounting

As a result of the stockholder approval of the Plan of Dissolution and subsequent resolution approving the filing of a Certificate of Dissolution, the Company determined that liquidation was imminent and therefore adopted the liquidation basis of accounting as of April 1, 2016 and for all periods subsequent to April 1, 2016 in accordance with GAAP. Accordingly, on April 1, 2016, assets were adjusted to their estimated net realizable value, or liquidation value, which represents the estimated amount of cash that the Company will receive and disburse as it carries out its plan of liquidation. The liquidation value of the Company’s assets is presented on an undiscounted basis. Liabilities are carried at their contractual amounts due or estimated settlement amounts.

The Company accrued costs and income that it expects to incur and earn during the liquidation period to the extent it has a reasonable basis for estimation. Actual costs and income may differ from amounts reflected in the financial statements because of inherent uncertainty in estimating future events. These differences may be material. Net assets in liquidation represent the estimated liquidation value available to holders of common shares upon liquidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of amounts held in bank accounts or money market funds.

Restricted Time Deposits

Restricted time deposits consist of certificates of deposit held by a bank to secure worker’s compensation insurance letters of credit, the need for which is expected to terminate in 2019.

Investments and Interest Income

The Company maintains a documented investment policy with a goal of capital preservation with income enhancement. In accordance with this policy, the Company makes investments in (i) corporate bonds rated by Moody’s as Aaa through Baa1 or by Standard and Poor’s as AAA through BBB+ and (ii) corporate commercial paper rated by Moody’s as P-2 or higher or by Standard and Poor’s as A-2 or higher. All such investments meet the U.S. GAAP definition of a held-to-maturity security because the Company has the positive intent and ability to hold these securities until their maturity dates. In accounting for these investments, we have primarily followed the guidance in ASU No. 2013-07, “Liquidation Basis of Accounting.” Accordingly, the asset value related to our total corporate debt investments at December 31, 2017 and 2016 is equal to the sum of (a) the principal amounts of cash to be received upon the maturity of each corporate debt security (“par” or “carrying” value) and (b) the total amount of cash to be received for interest payments on each corporate debt security (assuming re-investments) from the end of each accounting period until the maturity date of such security. Under the Company’s accounting treatment, all bond premiums and bond discount payments have not been included in the net assets in liquidation balance at December 31, 2017 and 2016, and, once netted against each other, have effectively served to decrease net assets during the year ended December 31, 2017 and the nine months ended December 31, 2016.

The Company reviews the fair value of each of its held-to-maturity securities on a quarterly basis to determine whether decreases to the carrying value of such securities are required. Market prices for such securities are readily available in the active markets in which those securities are traded.

Other Assets

Other assets consist primarily of retainers held by certain of the Company’s attorneys to insure the payment of legal invoices and refunds due from other parties.

Liabilities for Estimated Costs during Liquidation

In accordance with ASU No. 2013-07, the Company accrues costs that it expects to incur during the liquidation period to the extent that it has a reasonable basis for estimation. Actual costs incurred but unpaid as of December 31, 2017 and 2016, respectively, are included in Accounts payable and Accrued expense and other liabilities. Future costs expected to be incurred and paid subsequent to December 31, 2017 and 2016 through the end of the liquidation period, respectively, are included in the line captioned “Liability for estimated future costs during liquidation” in the Consolidated Statements of Net Assets in Liquidation.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that deferred tax assets will not be realized.

The Company’s policy is to evaluate uncertain tax positions under ASC 740-10, Income Taxes. As of December 31, 2017 and 2016, the Company has not identified any uncertain tax positions requiring recognition in the accompanying consolidated financial statements.

NOTE 2 — CUMULATIVE EFFECT OF ACCOUNTING CHANGE/NET ASSETS IN LIQUIDATION

The following is a reconciliation of Stockholders’ Equity under the going concern basis of accounting to net assets in liquidation under the liquidation basis of accounting as of April 1, 2016 (in thousands):

Shareholders’ Equity as of March 31, 2016	$22,209

Decrease due to estimated net realizable cash value of prepaid insurance expense	(967)

Decrease due to estimated net realizable cash value of property and equipment, net	(22)

Increase due to accrual of estimated future interest income during liquidation	489

Decrease due to accrual of liability for estimated future costs during liquidation	(3,703)

Adjustment to reflect the change to liquidation basis of accounting	(4,203)

Estimated value of net assets in liquidation at April 1, 2016	$18,006

NOTE 3 – NET ASSETS IN LIQUIDATION

Net assets in liquidation represent the estimated liquidation value available to holders of common stock shares upon liquidation. As of both December 31, 2017 and 2016, there were 17,675,220 shares of the Company’s common stock issued and outstanding. The Company estimates that it will incur net costs in excess of income during the liquidation period. At the present time, the Company estimates that final shareholder distributions will total approximately $17,030,000 (or $0.96 per common share) as reflected in our Consolidated Statement of Net Assets in Liquidation at December 31, 2017, as compared to $18,268,000 (or $1.03 per common share) last year as reflected in our Consolidated Statement of Net Assets in Liquidation at December 31, 2016. The net assets decrease of $1,238,000 during the year ended December 31, 2017 was due primarily to higher legal costs than expected to address existing litigation and claims made against the Company and its directors and officer insurance carriers (see Note 7, “Commitments and Contingencies”).

The Company estimates that final shareholder distributions, if any, will be made on or around August 31, 2019, unless extended by the Court of Chancery in the State of Delaware, which has jurisdiction over the Company’s dissolution. Accordingly, all costs and receipts have been accrued through such projected liquidation end date. These amounts can vary significantly due to, among other things, the actual amount of corporate and administrative costs incurred to wind down the Company, the actual amounts paid to resolve legal matters/litigation (see Note 7, Commitments and Contingencies) and all other liabilities, including those unknown to the Company at the present time and which arise during the liquidation period, and the length of time required to settle all liabilities and complete the liquidation process. All estimated cash receipts and costs are anticipated to be received and paid out over the liquidation period.

See Note 4, “Investments” and Note 5 “Liabilities for Estimated Costs during Liquidation” for disclosures about the amount of cash that the Company expects to collect and amounts that the Company is obligated or expects to be obligated to pay during the course of the liquidation, as presented in our Statements of Net Assets in Liquidation as of December 31, 2017 and 2016.

NOTE 4 – INVESTMENTS

This Note should be read in conjunction with the Significant Accounting Policies – Investments section of Note 1.

During 2017 and 2016, the Company made investments in certain held-to-maturity securities. These investments consisted of corporate bonds and corporate commercial paper. Analyses of investment activity for the year ended December 31, 2017 and the nine month period from April 1, 2016 to December 31, 2016 are presented in the tables below (in thousands):

	Year Ended December 31, 2017
	Principal to be received upon maturity (par value)	Bond Premium (discount), net	Interest Income Receivable (earned)	Accrued estimated future interest income during liquidation (to be earned)	Total Asset Value

Balance at December 31, 2016	$21,057	$-	$84	$833	$21,974
Cash activity – Year Ended December 31, 2017:
Cash paid for investments	3,000	17	16	-	3,033
Cash received for matured investments	(3,850)				(3,850)
Cash received for interest	-		(470)	-	(470)
Net cash activity – Year Ended December 31, 2017	(850)	17	(454)	-	(1,287)

Accruals and adjustments – Year Ended December 31, 2017:
Write-off bond premium (discount), net	-	(17)	-	-	(17)
Accrued interest earned	-	-	470	-	470
Adjust accrual for accrued estimated future interest income during liquidation	-	-	-	(249)	(249)
Net accruals and adjustments- Year Ended December 31, 2017	-	(17)	470	(249)	204

Balance at December 31, 2017	$20,207	$-	$100	$584	$20,891

	Nine Months Ended December 31, 2016
	Principal to be received upon maturity (par value)	Bond Premium (discount), net	Interest Income Receivable (earned)	Accrued estimated future interest income during liquidation (to be earned)	Total Asset Value

Balance at April 1, 2016	$-	$-	$-	$489	$489
Cash activity – April 1, 2016 To December 31, 2016:
Cash paid for investments	23,557	307	45	-	23,909
Cash received for matured investments	(2,500)	-	-	-	(2,500)
Cash received for interest	-	-	(93)	-	(93)
Net cash activity – April 1, 2016 To December 31, 2016	21,057	307	(48)	-	21,316

Accruals and adjustments – April 1, 2016 to December 31, 2016:
Write-off bond premium (discount), net	-	(307)	-	-	(307)
Accrued interest earned	-	-	132	-	132
Adjust accrual for accrued estimated future interest income during liquidation	-	-	-	344	344
Net accruals and adjustments – April 1, 2016 to December 31, 2016	-	(307)	132	344	169

Balance at December 31, 2016	$21,057	$-	$84	$833	$21,974

Interest income receivable of $100,000 and $84,000 at December 31, 2017 and 2016, respectively, represents interest earned and accrued on the Company’s corporate debt investments through December 31, 2017 and 2016, respectively. Accrued estimated future interest income during liquidation of $584,000 and $833,000 at December 31, 2017 and 2016, respectively, represents interest estimated to be earned and paid to the Company during the remainder of the estimated liquidation period (January 1, 2018 to August 31, 2019 and January 1, 2017 to August 31, 2019, respectively), and consists of the following (in thousands):

	At December 31,
	2017	2016
Interest on corporate debt investments owned by the Company	$317	$633

Interest on the expected re-investment of matured corporate debt investments through the end of the liquidation period	267	200

Total accrued estimated future interest income during liquidation	$584	$833

The carrying values (at par) and fair values of the Company’s held-to-maturity investments by contractual maturity at December 31, 2017 and 2016 are presented in the tables below (in thousands):

	At December 31, 2017
	Carrying Value
	Fixed rate corporate bonds	Floating rate corporate bonds	Total Corporate Debt Investment	Fair Value

Due in one year or less	$8,500	$9,207	$17,707	$17,784
Due after one year through February 13, 2019	2,500	-	2,500	2,503
Total corporate debt investments	$11,000	$9,207	$20,207	$20,287

	At December 31, 2016
	Carrying Value
	Fixed rate corporate bonds	Floating rate corporate bonds	Commercial Paper	Total Corporate Debt Investment	Fair Value
Due in one year or less	$2,350	$-	$1,000	$3,350	$3,352
Due after one year through two years	7,500	9,207	-	16,707	16,911
Due after two years through February 13, 2019	1,000	-	-	1,000	1,004
Total corporate debt investments	$10,850	$9,207	$1,000	$21,057	$21,267

The fair values of the Company’s held-to-maturity investments are based upon quoted market prices for identical securities. Based upon generally accepted accounting principles, no fair market adjustments related to the excess of fair value over carrying value of these investments at December 31, 2017 and 2016 were recognized in our Consolidated Financial Statements for such periods. No individual security within the Company’s corporate debt portfolio exceeded 15% of total assets at either December 31, 2017 or 2016.

NOTE 5 – LIABILITIES

The Company accrues costs in the normal course of business through the end of each accounting period. Costs expected to be paid in the subsequent accounting period are classified within accounts payable and totaled $148,000 and $153,000 at December 31, 2017 and 2016, respectively. Accrued expense and other liabilities are recorded in separate liability accounts and consisted of the following (in thousands):

	At December 31,
	2017	2016
Honeycrest Holdings, Ltd., litigation accrual	$1,667	$1,667
Accrued worker’s compensation claims	194	161
Income tax withheld on pension distributions	-	96
Accrued legal and audit	90	98
Other accruals	-	8
	1,951	$2,030

In connection with the Honeycrest Holdings, Ltd. Litigation, as discussed further in Note 7, “Commitments and Contingencies” – Other Matters, the Company recorded a litigation accrual. Such accrual was originally recorded in the consolidated accounts of CoolBrands International, Inc. prior to its domestication to the State of Delaware as Swisher Hygiene Inc. in 2010. Due to uncertainties related to the resolution of this matter, this accrual has remained as a liability on our books since that time and is included in our Statement of Net Assets at December 31, 2017 and 2016.

As a result of a prior year acquisition, the Company assumed liabilities related to certain underfunded pension plan obligations. All such pension plans have been terminated and the Company paid all underfunded balances totaling $1,253,000 during the nine months ended December 31, 2016. Income tax withholdings related to the December 2016 distributions to pension plan participants totaling $96,000 are included as other liability at December 31, 2016 and were paid to the appropriate taxing authorities in January 2017.

Additionally, the Liquidation Basis of Accounting requires the Company to estimate and accrue all costs associated with implementing and completing the plan of liquidation. Accordingly, over and above the liabilities discussed above, the Company has accrued additional liabilities totaling $2,691,000 and $2,526,000 for estimated future costs expected to be incurred during the remainder of the liquidation periods (through August 31, 2019) at December 31, 2017 and 2016, respectively, as summarized below (in thousands):

	At December 31,
	2017	2016
Legal costs	$1,580	$686
Accounting and audit costs	260	483
Corporate management and administrative costs	851	1,342
Other	-	15
Liability for estimated future costs during liquidation	$2,691	$2,526

NOTE 6 – INCOME TAXES

There was no current tax benefit or provision for the year ended December 31, 2017 or the nine months ended December 31, 2016 due to cumulative capital and net operating losses and no income taxes have been paid by the Company during these periods. There also was no deferred income tax benefit or provision for these periods as a result of a full valuation allowances against net deferred tax assets at the beginning and end of such periods.

Deferred taxes in the accompanying Statements of Net Assets in Liquidation are comprised of the following components (in thousands):

	At December 31,
	2017	2016
Deferred tax assets
Capital loss carryforwards	$32,503	$49,470
Net operating loss carryforwards	12,488	18,858
Accruals for estimated future net liquidation costs	534	653
Other	73	23
Total deferred income tax assets	45,598	69,004
Valuation allowance	(45,598)	(69,004)
Net deferred tax assets	-	-
Deferred tax liabilities
Total deferred tax liabilities	-	-
Total net deferred income tax liabilities	$-	$-

At December 31, 2017, the Company has capital loss and net operating loss (“NOL”) carryforwards for federal income tax purposes of approximately $128,200,000 and $49,300,000, respectively. The capital loss carryforward will expire in 2020 and federal and state NOL carryforwards will begin to expire in 2029.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly known as the Tax Cuts and Jobs Acts (“Tax Act”). The Tax Act included a broad range of complex provisions. Generally, accounting for the impacts of newly enacted tax legislation is required to be completed in the period of enactment. The reduction of our deferred income tax assets and valuation allowance of approximately $23,400,000 during 2017 relates primarily to revaluing U.S. deferred tax assets using the new U.S. corporate tax rate of 21% at December 31, 2017.

We have no unrecorded tax positions. The tax years ended December 31, 2014 through December 31, 2017 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions. Due to the significant capital loss and NOL carryforwards discussed earlier, no income tax liabilities have been accrued at December 31, 2017 and 2016.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

The Company’s existing litigation matters are discussed in the Securities Litigation and Other Matters sections below. Additionally, we may be involved in other litigation matters in the future. The results of these matters cannot be predicted with certainty and no assurance can be given that the ultimate resolution of any legal or administrative proceedings or disputes will not have a material adverse effect on our consolidated statements of net assets in liquidation and changes in net assets in liquidation.

Securities Litigation

On September 8, 2015, a lawsuit seeking to be certified as a class action (Paul Berger v. Swisher Hygiene Inc., et al., Case No. 2015 CH 13325 (Ill. Cir. Ct. Cook Co.)) (the “Illinois Action”), was filed in the Circuit Court of Cook County, Illinois, County Department, Chancery Division by Paul Berger, on behalf of himself and all others similarly situated, against Swisher Hygiene Inc., the members of Swisher Hygiene Inc.’s board of directors, individually, and Ecolab, Inc. (“Ecolab”), in connection with the Company’s intended sale of its remaining operating business to Ecolab (the “Sale Transaction”). The plaintiff has alleged that (i) faced with an ongoing investigation by the U.S. Securities and Exchange Commission (“SEC”) and the United States Attorney’s Office for the Western District of North Carolina (“USAO”), the individual defendants embarked upon a self-interested scheme to sell off the Company’s operating business and to liquidate Swisher Hygiene Inc., (ii) the individual defendants, through an alleged insufficient process, caused Swisher Hygiene Inc. to agree to sell substantially all of its assets for insufficient consideration, (iii) each member of Swisher Hygiene Inc.’s. Board of Directors is interested in the Sale Transaction and the Plan of Dissolution, and (iv) the proxy statement was materially misleading and/or incomplete. The causes of action set forth in the complaint are (i) a claim for breaches of the fiduciary duties of good faith, loyalty, fair dealing and due care, (ii) a claim for failure to disclose, and (iii) a claim against Ecolab for aiding and abetting breaches of fiduciary duty. The plaintiff sought to enjoin the consummation of the Sale Transaction unless and until defendants provide all material facts in the proxy statement, and the plaintiff also seeks compensatory and/or rescissory damages as allowed by law for the plaintiff. This summary is qualified by reference to the full text of the complaint as filed with the Court.

On October 6, 2015, Defendants filed a motion to dismiss in the Illinois Action on the grounds that a similar lawsuit filed in North Carolina, Malka Raul v. Swisher Hygiene Inc. et al., Case No. 15-CVS-16703 (Superior Court, Mecklenburg County, North Carolina) (the “North Carolina Action”), should proceed in lieu of the instant action because the North Carolina Action presented substantively identical allegations and claims and that North Carolina was a better forum for the claims to be heard. On December 7, 2015, the parties to the Illinois Action filed a joint motion to hold their case in abeyance until the resolution of the North Carolina Action. The Court granted the joint motion on December 15, 2015. On February 26, 2016, the Court entered an order to continue to hold in abeyance the motion to dismiss. The North Carolina Action was subsequently voluntarily dismissed on May 3, 2016, and on May 13, 2016, Defendants’ 5/2-619 motion to dismiss was voluntarily withdrawn. On May 27, 2016, Defendants filed motions to dismiss in the Illinois Action under 5/2-615 and 5/2-619, and the Individual Defendants also moved to dismiss under 735 ILCS 2/301. On November 17, 2016, the Court granted the Defendants’ motions to dismiss, however, the Court also granted Plaintiff leave to amend with respect to its claims against Ecolab.

On December 15, 2016, Plaintiff in the Illinois Action filed an amended complaint against Ecolab and the Company as Nominal Defendant. The amended complaint is captioned Paul Berger on behalf of himself and all others similarly situated v. Ecolab Inc., as Defendant, and Swisher Hygiene Inc., as Nominal Defendant. (Case No. 2015 CH 13325). Plaintiff asserts a direct claim against Ecolab, stating that it aided and abetted the Swisher Hygiene Inc. directors in breaching their fiduciary duties by approving the sale of Swisher Hygiene Inc.’s assets to Ecolab and by issuing a misleading proxy statement. In addition, Plaintiff asserts a derivative claim against Ecolab, purportedly on behalf of the Company as Nominal Defendant, for alleged fraudulent transfer of assets, arising out of the same facts. Plaintiff seeks a determination that the action is a class action; a declaration that Swisher Hygiene Inc.’s directors breached their fiduciary duties and that Ecolab aided and abetted the Swisher Hygiene Inc. Directors’ purported breaches of fiduciary duty; recission of the transfer of assets; avoiding the transfer of assets pursuant to the Fraudulent Transfers Action; awarding Plaintiff damages, interest, attorneys’ fees, expert fees and costs; entering judgment against Ecolab in favor of Swisher Hygiene Inc.; and granting other relief as the Court may find just and proper. On February 10, 2017, Defendant Ecolab and Nominal Defendant Swisher Hygiene Inc., filed motions to dismiss, and on March 24, 2017 Plaintiff filed its memorandum in opposition to Defendants’ motions to dismiss. On September 1, 2017, the Court entered an order dismissing with prejudice plaintiff’s Amended Complaint. On October 2, 2017, plaintiff filed a Notice of Appeal to the Appellate Court of Illinois, appealing the Court’s earlier dismissal of Swisher Hygiene Inc.’s board of directors as defendants, and the Court’s more recent dismissal of plaintiff’s action against Ecolab Inc. and Swisher Hygiene Inc. In connection with plaintiff’s appeal, defendant Swisher Hygiene Inc. filed a cross appeal, appealing the Court’s determination not to take judicial notice of certain publicly filed documents, thereby not taking those documents into consideration when ruling on defendant’s motion to dismiss. Briefing on Plaintiff’s appeal and Defendant’s cross appeal is in process and we expect the briefing will be complete on May 17, 2018.

Other Matters

Honeycrest Holdings, Ltd.

The Honeycrest Holdings, Ltd. v. Integrated Brands, Inc. matter relates to a longstanding dispute between Honeycrest Holdings, Ltd. (“Honeycrest”) and Integrated Brands, Inc. (“Integrated”) f/k/a Steve’s Homemade Ice Cream, Inc., involving a license granted by Integrated to Honeycrest in 1990, which licensed to Honeycrest the right to manufacture and sell certain ice cream products in the United Kingdom.  In 1998 Honeycrest filed an action against Integrated (Honeycrest Holdings, Ltd. v. Integrated Brands, Inc., New York Supreme Court, Queens County (Index No. 5204/1998)) alleging a breach of the licensing agreement; Integrated responded by denying the material allegations and alleging Honeycrest had breached the license agreement.  Subsequently, Integrated merged with a subsidiary of Coolbrands International Inc. (“Coolbrands”) and in 2001, Honeycrest filed a similar action against Coolbrands and Integrated (Honeycrest Holdings, Ltd. v. Coolbrands International, Inc., et al., New York Supreme Court, Queens County (Index No. 29666/01)).  The actions against Integrated and Coolbrands have been combined (although not consolidated) for joint trial.  In 2010, Coolbrands (formerly a Canadian corporation) was domesticated in the State of Delaware as Swisher Hygiene Inc. and thereafter acquired Swisher International, Inc.  In the Sale Transaction, Swisher Hygiene Inc. sold all of the stock of Swisher International, Inc. to Ecolab Inc., but retained indirect ownership of Integrated.

In January 2016, Honeycrest filed a motion to amend the Coolbrands complaint to add Swisher Hygiene Inc. (the "Company") as a defendant in that case.  Honeycrest’s motion was granted on October 5, 2016.

On May 11, 2017, Honeycrest Holdings, Ltd. filed a third complaint against the Company, Integrated, 7624026 Canada Inc. (“762”), and John and Jane Does #1 through #99 in the Supreme Court of the State of New York, Queens County (the “2017 Complaint”). On September 1, 2017, the 2017 Complaint was amended (the “2017 Amended Compliant”).

In addition to defendants named in the earlier litigation, the 2017 Amended Complaint adds 762, a subsidiary of the Company, and unnamed individuals. This case asserts causes of action against all defendants for alleged conveyances by insolvents, for alleged intentional fraudulent conveyance of assets from Integrated to Coolbrands, and the unjust enrichment of the defendants as a result of the alleged fraudulent conveyances. Plaintiff seeks judgment against Integrated, the Company, 762 and any subsequent transferee for, inter alia, “money damages to the extent its claims against Integrated and [the Company] are not satisfied” and for attorneys’ fees and costs. On November 3, 2017 defendants filed a motion to dismiss Plaintiff’s 2017 Amended Complaint. Defendants’ motion has been fully briefed by all parties and awaits the Court’s decision.

The litigation involving Honeycrest and Integrated and/or Coolbrands (and the Company) spans nearly 20 years, has been episodically dormant with periods of extended discovery, motion practice, mediation, attempted settlements and other activities.   The Company and its subsidiary defendants believe that the previously filed litigation and the newly filed 2017 Amended Complaint are without merit and will vigorously defend against these matters.  The costs of defending these matters, and an adverse judgement, if any, against the Company, will reduce assets that could otherwise be available for distribution to the Company’s stockholders. At the present time the Company believes that there is no basis for adjusting the liability amount previously accrued for this matter (see Note 5, Liabilities) due to the newly filed 2017 Amended Complaint. The foregoing summary is qualified in its entirety by the pleadings that have been filed in the foregoing cases.

United States Attorney’s Office and Securities and Exchange Commission and related matters

On October 7, 2015, the Company entered into a Deferred Prosecution Agreement (the “DPA”) with the USAO relating to the USAO’s investigation of the Company’s accounting practices.  Under the terms of the DPA, the USAO filed, but deferred prosecution of, a Bill of Information charging Swisher Hygiene Inc. with conspiracy to commit securities fraud and other charges relating to the Company’s accounting and financial reporting practices reflected in the Company's originally filed Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011.  Pursuant to the DPA, the Company agreed to pay a $2 million fine to the USAO payable in four annual installments of $500,000 each if the Company is financially able to do so.  Pursuant to the terms of the DPA, the fine became immediately due and payable in full upon a change in control of the Company.  As a result, the fine was paid in full upon the closing of the Sale Transaction. Pursuant to the terms of the DPA, the Bill of Information was dismissed with prejudice on October 13, 2016.

On May 24, 2016, the SEC issued a settled order regarding the Company in connection with the Company's restatement of its 2011 quarterly financial statements for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 and related matters. In that settlement, the Company consented to the entry of an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 (the "Securities Act") and Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act"), Making Findings, and Imposing a Cease-and-Desist Order. Pursuant to that order, the Company is required to cease and desist from committing or causing any violation of Section 17(a) of the Securities Act, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and certain of the rules and regulations thereunder. No penalty was ordered by the SEC in that action.

Related to the USAO and the SEC investigations and resulting resolution of the Company’s accounting and financial reporting practices noted above, the United States initiated criminal proceedings against three former employees of the Company (two of whom were officers of the Company, including the Company’s former chief financial officer) (United States v. Kipp and Viard, Case No. 15-cr-00244 (U.S. District Court for the Western District of North Carolina) and United States v. Pierrard, Case No. 3:15-cr-00238 (U.S. District Court for the Western District of North Carolina)) and the SEC brought a civil action (SEC v. Kipp and Viard, Case No. 3:16-cv-00258 (U.S. District Court for the Western District of North Carolina)) against two former employees of the Company (both of whom were officers of the Company, including the Company’s former chief financial officer). The defendant in United States v. Pierrard entered a plea agreement on October 7, 2015, and pleaded guilty to one count of fraud on October 20, 2015. The criminal trial against the two former officers of the Company (United States v. Kipp and Viard) concluded during the week of March 4, 2017, and, on June 20, 2017, Mr. Kipp and Ms. Viard were each found guilty of one count of conspiracy, which included conspiracy to commit securities fraud, conspiracy to make false and misleading statements to the Company’s auditors and accountants, and conspiracy to falsify the Company’s books, records and accounts. Also, on June 20, 2017, Mr. Kipp was found guilty of three additional counts; one for wire fraud, one for securities fraud, and one for bank fraud. The civil action continues to be outstanding. Sentencing of the Defendants occurred on April 10, 2018, and Mr. Kipp received a prison sentence of 54 months, Ms. Viard received a prison sentence of 24 months and Mr. Pierrard received a sentence of 8 months house arrest.

Dissolution of the Company

On September 15, 2016, Swisher Hygiene Inc. mailed a “Notice of Dissolution to All Claimants of Swisher Hygiene Inc.” to certain potential claimants of the Company, pursuant to Section 280(a)(1) and 280(b)(1) of the General Corporation Law of the State of Delaware. In response to this mailing the Company received communication from certain potential claimants. Most responses resulted from confusion over similarly named legal entities which are no longer owned by the Company, and some responses related to outstanding invoices for services that have been paid by the Company in the ordinary course of business. However, the claims received also included certain potential claims related to outstanding litigation (described above and herein) and the indemnification and advancement of expense provisions of the Company’s Bylaws.

On November 10, 2016, the Company received correspondence from a law firm representing Honeycrest Holdings, Ltd in the ongoing litigation with Integrated Brands, described above. Honeycrest’s counsel alleges its client has suffered damages of not less than $17,750,000, exclusive of prejudgment interest at the annual rate of nine percent (9%). Additionally, Honeycrest’s counsel estimate an additional $10,000,000 in damages for other unspecified claims it may have. As noted in the description of the Honeycrest Holdings, Ltd. litigation above, this litigation involves a commercial dispute centered on a licensing arrangement that was entered into 27 years ago, between a predecessor to Integrated Brands, Inc. and Honeycrest Holdings, Ltd. The litigation has been ongoing for nearly 20 years, and has been episodically dormant, with periods of extended discovery, motion practice, mediation, attempted settlements and other activities. The Company believes any possible claim by Honeycrest Holdings, Ltd against Swisher Hygiene Inc. or any of its subsidiaries is without merit and Swisher Hygiene Inc. intends to vigorously defend against any such claims.

Also in response to the Company’s “Notice of Dissolution to All Claimants of Swisher Hygiene Inc.,” the Company has received correspondence from certain attorneys representing various former officers, directors or employees of the Company asserting claims for advancement and/or indemnification from the Company in connection with the criminal proceedings involving Mr. Kipp, Ms. Viard and Mr. Pierrard (collectively, the “Defendants”), and the civil proceedings against Mr. Kipp and Ms. Viard, discussed above. Article Six of the Company’s Bylaws provides certain indemnification and advancement rights to the Company’s former directors, officers and employees. To date, in satisfaction of claims for advancement made by certain of the Company’s former officers and directors, the Company’s directors and officers insurance has paid substantial amounts to cover their reasonable attorneys’s fees and expenses. In this regard, the Company’s applicable directors and officers insurance program consists of $45 million of ABC side insurance and an additional $10 million of A side insurance.1 Of the $45 million ABC side insurance, approximately $2.5 million of coverage remains.2

1 ABC side insurance generally insures the Company against claims made against it (the “C” side), insures the Company for amounts it is obligated to pay or advance to covered individuals in connection with its advancement and indemnification obligations (the “B” side), and insures covered individuals to the extent other sources, including the Company or other insurance policies have not provided advancement or indemnification (the “A” side). The single carrier of the $10 million of A side coverage noted above has taken the position that its insurance is only available to covered individuals if the Company’s assets have been exhausted or are otherwise unavailable for coverage of those claims.
2 The dollar amounts referenced in the following discussion are current as of April 17, 2018.

The Company’s insurance carriers conducted an independent review of bills submitted to them by the respective defense teams for the Defendants, and where appropriate, rejected portions of those bills, categorizing and describing the reasons for their rejection. Mr. Kipp’s attorneys have disputed the rejection of approximately $2.9 million of their approximately $13.7 million billed and have demanded payment of the rejected amount from the Company’s insurance carriers and/or the Company. There are also third party vendors that have disputed claims of approximately $262,000. The Company believes that through its carriers it has provided and continues to provide the Defendants with appropriate and significant resources for their continued defense and appeals. However, the Company disputes that Mr. Kipp’s attorneys are entitled to recover the disputed attorneys’ fees that the insurance carriers have rejected, and the Company believes the remaining limits of insurance should be available to fund the reasonable costs of Mr. Kipp’s and Ms. Viard’s likely appeals.

In an effort to resolve disputes over Mr. Kipp’s attorneys’ bills and future defense costs, three of the Company’s insurance carriers, counsel for Mr. Kipp and Ms. Viard, and the Company participated in a mediation held on April 12, 2018. At the end of that day, there was no resolution of the parties’ outstanding disputes. On April 17, 2018 counsel for Mr. Kipp unilaterally advised the Company, its carriers, and the Company’s CEO that the mediation was terminated in an apparent attempt to begin a 60-day ‘waiting period’ under the applicable directors and officers insurance policy before a lawsuit can be commenced. Notwithstanding that April 17, 2018 communication, all parties remain in discussions to pursue a negotiated resolution for the claims in dispute.

  At this time, based on the Company’s remaining directors and officers insurance coverage related to these claims, assessing the merits of such claims, and taking into consideration the appeals that are likely, the Company believes that the remaining insurance coverage should be sufficient to pay all reasonable costs for the Defendants’ further defense. Therefore, no accrual has been recorded by the Company at December 31, 2017 for such defense costs.

Nevertheless, given the unpredictable nature of litigation and the sizeable billings to date, it is reasonably possible that billings for which the attorneys would seek reimbursement, if confirmed, could be significantly beyond the limits of the Company’s available insurance, in which case such fees could become the responsibility of the Company, without support from any insurance carrier. However, at this time the Company is not able to make a reasonable estimate of the possible range of any defense costs that it could be required to pay, since it has no role in budgeting those costs or the legal strategies that might be employed. Moreover, one of the Company’s insurance carriers has indicated that if any carriers’ insured individual is convicted of a deliberate criminal or deliberate fraudulent act, established by a final, non-appealable adjudication, it may seek reimbursement for amounts paid on such person’s behalf, from the Company (not from the individual for whom the payments were paid), a position that the Company vigorously opposes because it is contrary to the language and intent of the relevant insurance policy, it is inconsistent with the carriers’ prior business practice, and it is a position first expressed to the Company nearly five years after payments by the Company’s carriers commenced. Such a position, if advanced, could exhaust all of the Company’s remaining assets. Accordingly, if this position – which the Company believes is without merit -- is pursued, the Company will consider all options available to vigorously oppose and defeat it.

Until both the criminal and civil matters discussed above are concluded and until further information is provided to both the Company and its insurance carriers relating to fees billed and costs incurred by attorneys representing former officers, directors and employees, there can be no assurance that the Company’s existing directors and officers liability insurance will be sufficient to respond to all indemnifiable costs, or whether the Company will have any financial obligations outside of the available insurance coverage. In this regard, the Company has been advised that should the Defendants appeal their convictions and sentencing the appeal process, including briefing and ruling, could take a year or more. As of the date of this filing, no appeal has been filed. Should Defendants not appeal their convictions or should their appeals be unsuccessful, the Company’s advancement and indemnification obligations would terminate.

Litigation is subject to uncertainties, and the Company cannot predict the outcome or reasonably estimate the costs of individual matters with assurance. Some examples of the uncertain and unpredictable nature of litigation involving the Company occurred during 2017: (1) despite having filed lawsuits in 1998 and 2001 relating to its commercial dispute with the Company’s predecessor, in 2017 Honeycrest Holding, Ltd, filed a third lawsuit against the Company, its subsidiaries and unnamed individuals, involving issues allegedly occurring prior to 2010 when the Company’s operating business was acquired by CoolBrands International, Inc.; (2) after having had his case dismissed twice, Paul Berger, rather than accepting the court’s resolution, has appealed his case’s multiple dismissals to the Illinois Court of Appeals; and (3) extraordinary billings, especially by one law firm, have resulted in a vigorous dispute between the Company, its insurance carriers and that law firm. A collateral aspect of that dispute is the recent mediation resulting in the Company’s need to engage additional counsel for its defense and the likelihood of incurring significant additional legal costs should that dispute result in litigation. Each of these examples has required the Company to incur or accrue additional legal costs that were not otherwise predictable. Because of the unpredictable and uncertain nature of legal matters, it is possible that such matters could require additional expenditures in amounts that could have a material effect on the Company’s consolidated financial condition. Additionally, although the Company maintains insurance policies, including directors and officers liability insurance, in such amounts and with such coverage and deductibles that the Company believes to be reasonable and prudent, the Company’s insurance coverage may not be adequate to protect it from all liabilities and expenses that may arise. If the Company is found liable for a claim not covered by its existing insurance, the Company may need to pay the claim from its own funds, which may or may not be sufficient to satisfy such claim and which could have a material adverse effect on the Company’s consolidated statements of net assets in liquidation and changes in net assets in liquidation.

On February 6, 2018, Swisher Hygiene Inc. filed a Verified Petition for Dissolution (the “Petition”) in the Court of Chancery of the State of Delaware styled In re Swisher Hygiene Inc. C.A. No. 2018-0080-SG (Del.Ch.). The Petition was filed pursuant to the dissolution and claims process outlined in Section 280 of the General Corporation Law of the State of Delaware and is a further step in the Company’s dissolution and liquidation. Section 280 of the General Corporation Law of the State of Delaware and an order of the Court of Chancery in a now-dismissed action styled Viard v. Swisher Hygiene Inc., C.A. No. 2017-0431-SG, requires the Company to resolve the entire amount of its nets assets in dissolution and seek court approval prior to any distribution to any creditors or stockholders.

NOTE 8 — SUBSEQUENT EVENTS

The Company’s management evaluated subsequent events through April 27, 2018. The Company’s management is not aware of any significant events that occurred subsequent to the balance sheet date but prior to April 27, 2018 that have not otherwise been disclosed herein in these consolidated financial statements, that would have a material impact on its consolidated financial statements.